Exhibit 99.1

Kodak Reports First-Quarter 2021 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 12, 2021--Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2021, including consolidated revenues of $265 million and an increase in cash from a series of financial transactions previously announced.

First-quarter 2021 highlights include:

  Consolidated revenues of $265 million
  GAAP net income of $6 million
  The Company ended the quarter with a cash balance of $401 million

“The steps we have taken in the last two years — strengthening our balance sheet, establishing a customer-first approach and continuing to invest in innovation — have created the foundation for growth,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We will continue to execute on those strategies to create long-term value for our shareholders and our employees.”

For the quarter ended March 31, 2021, revenues declined by only $2 million compared with the same period in 2020. Kodak ended the quarter with a cash balance of $401 million, up from the December 31, 2020 cash balance of $196 million. GAAP net income was $6 million for the quarter ended March 31, 2021, compared with a net loss of $111 million in the prior-year quarter. The prior year quarter net loss includes expense of $167 million related to the increase in deferred tax valuation allowances for locations outside the U.S. and income of $53 million related to the change in fair value of embedded derivatives in the Series A Preferred Stock and Convertible Notes. Operational EBITDA was $3 million for the quarter ended March 31, 2021, compared with negative $8 million in the first quarter 2020.

“We continued to see improved cash performance during the first quarter, including an improvement in working capital and an increase in our cash balance through several financing transactions that closed during the quarter,” said David Bullwinkle, Kodak’s CFO. “During the first quarter we returned to growth in our key product areas, including SONORA Process Free Plates volume and PROSPER annuities which were up 8 and 12 percent respectively compared with the first quarter of 2020. We will continue to evaluate strategies for investing the capital raised through financing activities to generate additional growth.”

Revenue and Operational EBITDA by Reportable Segment Q1 2021 vs. Q1 2020

($ millions)

Q1 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$148	$64	$46	$3	$261
Operational EBITDA *	$5	$-	$(4)	$2	$3

Q1 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$154	$65	$42	$3	$264
Operational EBITDA *	$1	$(2)	$(9)	$2	$(8)

Q1 2021 vs. Q1 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(6)	$(1)	$4	$-	$(3)
Operational EBITDA *	$4	$2	$5	$-	$11

Q1 2021 Actuals on constant currency ** vs. Q1 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(13)	$(3)	$4	$-	$(12)
Operational EBITDA *	$5	$1	$5	$-	$11

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2021 foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2020, rather than the actual average exchange rates in effect for the three months ended March 31, 2021.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic, including the restrictions and other actions implemented to fight the COVID-19 pandemic; the impact of the investigations, litigations and claims arising out of the circumstances surrounding the announcement by the U.S. International Development Finance Corporation in July 2020 of a potential loan to a subsidiary of Kodak to support the launch of a pharmaceutical initiative; the performance by third parties of their obligations to supply products, components or services to Kodak and the ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the potential impact of cyber-attacks and other data security incidents that disrupt Kodak’s operations; and Kodak’s ability to effect strategic transactions, such as acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this first quarter 2021 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs; stock-based compensation expense; consulting and other costs; idle costs; other operating income, net; interest expense; and other income, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2020, rather than the actual average exchange rates in effect for the three months ended March 31, 2021.

The following table reconciles the most directly comparable GAAP measure of Net Income (Loss) to Operational EBITDA for the three months ended March 31, 2021 and 2020, respectively:

(in millions)
	Q1 2021	Q1 2020	$ Change
Net Income (Loss)	$6	$(111)	$117
All other	-	1	(1)
Depreciation and amortization	8	10	(2)
Restructuring costs and other	1	7	(6)
Stock based compensation	3	1	2
Consulting and other costs (1)	5	-	5
Idle costs (2)	1	-	1
Other operating income, net, excluding income from transition services agreement (3)	(1)	(6)	5
Interest expense	4	4	-
Pension income excluding service cost component	(25)	(26)	1
Other income, net	-	(53)	53
Provision for income taxes	1	165	(164)
Operational EBITDA	$3	$(8)	$11
Footnote Explanations:
(1)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives and investigations.
(2)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(3)

$0 million and $2 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the three months ended March 31, 2021 and 2020, respectively. The income was reported in Other operating income, net in the Consolidated Statement of Operations. Other operating income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended March 31,
	2021	2020
Revenues
Sales	$209	$210
Services	56	57
Total revenues	265	267
Cost of revenues
Sales	185	191
Services	40	40
Total cost of revenues	225	231
Gross profit	40	36
Selling, general and administrative expenses	46	48
Research and development costs	8	9
Restructuring costs and other	1	7
Other operating income, net	(1)	(7)
Loss from continuing operations before interest expense, pension income excluding service cost component, other income, net and income taxes	(14)	(21)
Interest expense	4	4
Pension income excluding service cost component	(25)	(26)
Other income, net	—	(53)
Earnings from operations before income taxes	7	54
Provision for income taxes	1	165
Net income (loss)	$6	$(111)

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	March 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$401	$196
Trade receivables, net of allowances of $9 and $10, respectively	165	177
Inventories, net	224	206
Other current assets	42	46
Current assets held for sale	2	2
Total current assets	834	627
Property, plant and equipment, net of accumulated depreciation of $431 and $430, respectively	143	152
Goodwill	12	12
Intangible assets, net	38	39
Operating lease right-of-use assets	47	48
Restricted cash	69	53
Other long-term assets	346	317
TOTAL ASSETS	$1,489	$1,248

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$141	$118
Short-term borrowings and current portion of long-term debt	2	2
Current portion of operating leases	18	12
Other current liabilities	134	164
Total current liabilities	295	296
Long-term debt, net of current portion	246	17
Pension and other postretirement liabilities	389	406
Operating leases, net of current portion	41	49
Other long-term liabilities	222	212
Total liabilities	1,193	980

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	192	191

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,169	1,152
Treasury stock, at cost	(10)	(9)
Accumulated deficit	(614)	(620)
Accumulated other comprehensive loss	(441)	(446)
Total equity	104	77
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,489	$1,248

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(in millions)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$6	$(111)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	8	10
Pension income	(21)	(22)
Change in fair value of embedded derivatives in the Series A, Series B and Series C Preferred Stock and Convertible Notes	1	(53)
Net gain on sales of assets	—	(8)
Asset impairments	—	3
Stock based compensation	3	1
Provision for deferred income taxes	—	161
Decrease in trade receivables	8	19
Increase in inventories	(22)	(26)
Increase in trade payables	24	1
Decrease in liabilities excluding borrowings and trade payables	(22)	(27)
Other items, net	(1)	11
Total adjustments	(22)	70
Net cash used in operating activities	(16)	(41)
Cash flows from investing activities:
Additions to properties	(1)	(4)
Net proceeds from sales of assets/businesses	—	2
Net proceeds from return on equity investment	—	1
Net cash used in investing activities	(1)	(1)
Cash flows from financing activities:
Net proceeds from Term Loan Credit Agreement	215	—
Net proceeds from Convertible Notes	25	—
Net proceeds from Series C Preferred Stock	99	—
Proceeds from sale of common stock	10	—
Repurchase of Series A Preferred Stock	(100)	—
Debt issuance costs	(2)	—
Preferred stock cash dividend payments	(4)	(3)
Treasury stock purchases	(1)	—
Net cash provided by (used in) financing activities	242	(3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	221	(49)
Cash, cash equivalents and restricted cash, beginning of period	256	290
Cash, cash equivalents and restricted cash, end of period	$477	$241

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com